                                                                   EXHIBIT 99.03



                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

          CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Eastman Chemical Company (the "Company") on Form 10-K for the year ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.



Date: March 11, 2003



/s/ J. Brian Ferguson
----------------------------------------------------------------
J. Brian Ferguson
Chairman of the Board and Chief Executive Officer



/s/ James P. Rogers
----------------------------------------------------------------
James P. Rogers
Senior Vice President and Chief Financial Officer



The foregoing certifications are being furnished solely pursuant to 18 U.S.C. ss.1350 and are not being filed as part of the Report or as a separate disclosure document.

                                                                     SCHEDULE II

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS


                                                                   Additions
                                                           --------------------------
                                                             Charged
(Dollars in millions)                       Balance at       to Cost       Charged to                      Balance at
                                            January 1,         and           Other                          December
                                              2000           Expense        Accounts      Deductions        31, 2000
                                           ------------    -----------    ------------   ------------    -------------
Reserve for:
   Doubtful accounts and returns            $    13         $     8         $    --         $     5         $    16
   Environmental contingencies                   49               1               2               3              49
   Deferred tax valuation allowance             108               3              --              --             111
                                            -------         -------         -------         -------         -------
                                            $   170         $    12         $     2         $     8         $   176
                                            =======         =======         =======         =======         =======


                                            Balance at                                                    Balance at
                                            January 1,                                                     December
                                                2001                                                        31, 2001
                                            ----------                                                    ----------
Reserve for:
   Doubtful accounts and returns            $    16         $    25         $    --         $     6         $    35
   Environmental contingencies                   49               5              --              --              54
   Deferred tax valuation allowance             111              (7)             --              --             104
                                            -------         -------         -------         -------         -------
                                            $   176         $    23         $    --         $     6         $   193
                                            =======         =======         =======         =======         =======



                                            Balance at                                                     Balance at
                                            January 1,                                                      December
                                              2002                                                         31, 2002
                                            ----------                                                     ----------
Reserve for:
   Doubtful accounts and returns            $    35         $    18         $    --         $    21         $    32
   Environmental contingencies                   54               6              --              --              60
   Deferred tax valuation allowance             104             (13)             --              --              91
                                            -------         -------         -------         -------         -------
                                            $   193         $    11         $    --         $    21         $   183
                                            =======         =======         =======         =======         =======


                                      190